FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          COLLINS & AIKMAN CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                          13-3489233
---------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification Number)

701 McCullough Drive, Charlotte, North Carolina                         28262
-----------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

      Collins & Aikman Products Co.(formerly Collins & Aikman Corporation)
               Employees' Profit Sharing and Personal Savings Plan
                            (Full title of the plan)

 Elizabeth R. Philipp, Executive Vice President, Secretary and General Counsel;
           200 Madison Avenue, Sixth Floor, New York, New York 10016
                     (Name and address of agent for service)

                                 (212) 578-1336
           Telephone number, including area code, of agent for service


                         Calculation of Registration Fee


                                                     Proposed Maximum         Proposed Maximum
          Title                Amount to be              Offering                 Aggregate               Amount of
       Securities             Registered (1)        Price Per Share          Offering Price             Registration
    to be Registered                                    (2)                      (2)                         Fee
------------------------  ----------------------  -----------------------  ----------------------- ----------------------
Common Stock, par
value $.01 per                   3,000,000                $10.625                $31,875,000              $9,659.00
share.
------------------------  ----------------------  -----------------------  ----------------------- ----------------------


NOTES:

(1) Based upon the maximum number of shares of Common Stock, par value $.01 per share (the "Common Stock"), that will be subject to purchase upon the direction of participants in the Collins & Aikman Products Co. (formerly Collins & Aikman Corporation) Employees' Profit Sharing and Personal Savings Plan (the "Plan") described herein. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 22 , 1997.

                                     PART I

              Information Required in the Section 10(a) Prospectus

         The documents containing the information specified in this Part I will be sent or given to plan participants as specified by Rule 428 of the Securities Act of 1933.

                                     PART II

               Information Required in the Registration Statement

   Item 3.        Incorporation of Documents By Reference.

         Collins & Aikman Corporation (the "Corporation") and the Collins & Aikman Products Co. (formerly Collins & Aikman Corporation) Employees' Profit Sharing and Personal Savings Plan (the "Plan") hereby incorporate by reference the following documents into this registration statement:

         (a) (i) Collins & Aikman Corporation's Transition Report on Form 10-K for the Transition Period from January 28,1996 to December 28, 1996.

             (ii) Annual Report on Form 11-K of the Plan for the Fiscal Year ended December 31, 1996.

         (b) (i) Collins & Aikman Corporation's Quarterly Report on Form 10-Q for the Fiscal Quarter ended March 29, 1997.

             (ii) Collins & Aikman Corporation's Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 28, 1997.

             (iii) Collins & Aikman Corporation's Current Report on Form 8-K dated February 6, 1997.

             (iv) Collins & Aikman Corporation's Current Report on Form 8-K dated February 20, 1997.

             (v) Collins & Aikman Corporation's Current Report on Form 8-K/A dated February 24, 1997 (amending the Current Report on Form 8-K dated December 10, 1996).

             (vi) Collins & Aikman Corporation's Current Report on Form 8-K dated July 16, 1997.

         (c) The description of the Common Stock contained in the Registration Statement on Form 8-A of Collins & Aikman Holdings Corporation dated June 20, 1994 (including the information set forth in the Preliminary Prospectus dated June 2, 1994 (subject to completion) forming a part of Amendment No. 2 to the Registration Statement on Form S-2, Registration No. 33-53179, filed on June 3, 1994, by the Corporation under the captions "PROSPECTUS SUMMARY" and "DESCRIPTION OF THE CAPITAL STOCK" and on the outside front cover page of such Prospectus, which information is incorporated into the Form 8-A by reference).

         The Corporation and the Plan further state that all documents subsequently filed by the Corporation or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not Applicable

Item 5.           Interests of Named Experts and Counsel.

                  Not Applicable

Item 6.           Indemnification of Officers and Directors.

         Reference is made to the provisions of Article Eighth of the Restated Certificate of Incorporation of the Corporation (the "Certificate"), of Article VIII of the Bylaws of the Corporation (the "Bylaws") and of Section 145 of the Delaware General Corporation Law ("DGCL"), which contain provisions relating to indemnification of officers, directors, employees and agents of the Corporation.

         Article Eighth of the Certificate provides as follows:

                  EIGHTH: To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the

         Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Article VIII of the Bylaws provides as follows:

                    Indemnification of Directors and Officers

                  SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  SECTION 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this ARTICLE VIII shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  SECTION 3. Right of Indemnitee to Bring Suit. If a claim under
         Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
         (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.

                  SECTION 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this
         ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  SECTION 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  SECTION 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         Section 145 of the DGCL provides as follows:

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such

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         person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         The Corporation has insurance coverage under a policy issued to the Corporation for losses by any person who is or hereafter may be a director or officer of the Corporation arising from claims against that person for any wrongful act (subject to certain exceptions) in his capacity as a director or officer of the Corporation or any of its subsidiaries. The policy also provides for reimbursement to the Corporation for indemnification given by the Corporation pursuant to common or statutory law or the Certificate of Incorporation or the By-Laws to any such person arising from any such claims. The policy's present coverage is limited to a maximum of $50 million for claims made in a single year and there is a deductible of $500,000 for reimbursement to the Corporation.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable

Item 8.           Exhibits.

    Exhibit
    Number                          Description

        4.1 Restated Certificate of Incorporation of Collins & Aikman Corporation is hereby incorporated by reference to Exhibit 4.1 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended July 30,1994.

        4.2 Bylaws of Collins & Aikman Corporation, as amended, are hereby incorporated by reference to Exhibit 3.2 of Collins & Aikman Corporation's Report on Form 10-K for the Fiscal Year ended January 27, 1996.

        4.3 Certificate of Elimination of Cumulative Exchangeable Redeemable Preferred Stock of Collins & Aikman Corporation is hereby incorporated by reference to Exhibit 3.3 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended October 28, 1995.

        4.4 Collins & Aikman Products Co.(formerly Collins & Aikman Corporation) Employees' Profit Sharing and Personal Savings Plan, as amended.

        5.1 Determination Letter, dated September 7, 1995, from the Internal Revenue Service ("IRS") relating to the Plan.

    Exhibit
    Number                        Description

               The Corporation hereby undertakes that it will submit the Plan, as amended through the date hereof, to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan, as so amended.

     23.1      Consent of Arthur Andersen LLP.

     23.2      Consent of Coopers and Lybrand LLP.

      24. Power of Attorney (contained in the signature section of this Registration Statement).

Item 9.        Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 25, 1997.

(Registrant)       Collins & Aikman Corporation


                                          By:/s/ J. Michael Stepp
                                             J.  Michael Stepp
                                             Executive Vice President &
                                             Chief Financial Officer


                                POWER OF ATTORNEY


         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints David A. Stockman and Randall J. Weisenburger, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of Collins & Aikman Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                          Title                        Date
/s/ David A. Stockman          Co-Chairman of the Board of       August 25, 1997
-----------------------------  Directors
David A. Stockman

/s/Randall J. Weisenburger
-----------------------------  Co-Chairman of the Board of       August 25,1997
Randall J.  Weisenburger       Directors

/s/ Thomas E. Hannah           Director (Principal Executive     August 25, 1997
-----------------------------  Officer)
Thomas E. Hannah

/s/ J. Michael Stepp           Executive Vice President & Chief  August 25, 1997
-----------------------------  Financial Officer (Principal
J. Michael Stepp               Financial & Accounting Officer)


/s/ Robert C. Clark            Director                          August 25, 1997
-----------------------------
Robert C. Clark

/s/ George L. Majoros, Jr.
-----------------------------  Director                          August 25,1997
George L.  Majoros, Jr.

/s/ James J. Mossman           Director                          August 25, 1997
-----------------------------
James J. Mossman

/s/ Warren B. Rudman           Director                          August 25, 1997
-----------------------------
Warren B. Rudman

/s/ Stephen A. Schwarzman                                        August 25,1997
-----------------------------  Director
Stephen A.  Schwarzman

/s/ W. Townsend Ziebold, Jr.
-----------------------------  Director                          August 25, 1997
W. Townsend Ziebold, Jr.


THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 25, 1997.

                                        Collins & Aikman Products Co.(formerly
                                        Collins & Aikman Corporation) Employees'
                                        Profit Sharing and Personal Savings Plan


                                        By: /s/ J. Michael Stepp
                                            J. Michael Stepp
                                            Executive Vice President &
                                            Chief Financial Officer

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